Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 69 (Limited Term), California Trust 207 and Maryland Trust 135:

We consent to the use of our report dated August 27, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

August 27, 2003